UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 9, 2012
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles of Incorporation

On May 9, 2012, at the annual meeting of shareholders, the shareholders of Hospira, Inc. (“Hospira”) approved amendments to Hospira’s Restated Certificate of Incorporation (“Certificate”).  Amendments to the Certificate were adopted by Hospira’s Board of Directors on February 28, 2012, subject to shareholder approval at the annual meeting.

The amendments (i) provide for special shareholder meetings to be called in accordance with Hospira’s Bylaws and (ii) phase out the classification of the Board of Directors over a three-year period.  For a more detailed description of the amendments to the Certificate, refer to Hospira’s 2012 Proxy Statement, filed with the Securities and Exchange Commission on March 23, 2012.  The foregoing description of the amendments and the Certificate are qualified in their entirety by the full text of the amended and restated Certificate, which is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Bylaws

On May 9, 2012, the Board of Directors of Hospira approved amendments to Article III, Section 6 (Special Meetings) and Article IV, Sections 17 (Classes of Directors) and 20 (Removal) of the Bylaws to coincide with the amendments to the Certificate approved by the shareholders at the annual meeting.  Article III, Section 6 was amended to, subject to certain limitations and satisfaction of certain procedural requirements set forth therein, require the Chairman of the Board of Directors of Hospira to call a special meeting of shareholders upon receipt of a written request from one or more holders of record of at least 25% of total voting power of shares of stock of Hospira then outstanding and entitled to vote on the matters to be brought before the proposed special meeting which shares are determined to be “Net Long Shares” in accordance therewith.  Prior to this amendment, the Bylaws did not provide a mechanism whereby shareholders could effect the calling of a special shareholder meeting.

In addition, Article IV, Sections 17 and 20 were amended to eliminate the current three-tiered classification of the Board of Directors effective as of the 2015 annual meeting.  At and after the 2015 annual meeting, all directors will be elected to a one-year term and the board will no longer be classified.  The amendments also provide that subsequent to the 2015 annual meeting any or all directors may be removed by shareholders with or without cause upon the requisite vote of the outstanding shares of common stock.

The preceding description is qualified in its entirety by reference to Hospira’s amended and restated Bylaws, which is attached hereto as Exhibit 3.2, and incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders

Hospira held its Annual Meeting of Shareholders on May 9, 2012. The following is a summary of the matters voted on at that meeting.

(1)           Barbara L. Bowles, Roger W. Hale and John C. Staley were elected to Hospira’s Board of Directors as Class II directors to hold office until the 2015 annual meeting, and William G. Dempsey was elected to Hospira’s Board of Directors as a Class III director to hold office until the 2013 annual meeting.  The number of shares cast for and against, and the number of abstentions and broker non-votes, with respect to the persons elected were as follows:

Director	Votes For	Votes Against	Abstain	Broker Non-Votes
Barbara L. Bowles	132,373,407	3,714,799	249,485	10,469,111
Roger W. Hale	129,985,764	6,067,247	284,680	10,469,111
John C. Staley	132,412,953	3,639,257	285,481	10,469,111
William G. Dempsey	134,857,787	1,205,956	273,948	10,469,111

(2)           The shareholders voted to approve an amendment to Hospira’s restated certificate of incorporation to permit shareholders to call special meetings in accordance with the Bylaws. The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
135,757,808	427,431	152,452	10,469,111

(3)           The shareholders voted to approve an amendment to Hospira’s restated certificate of incorporation to phase out the classification of the Board of Directors over a three-year period. The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
135,494,004	555,437	288,250	10,469,111

(4)           The shareholders voted to approve the compensation of Hospira’s named executive officers listed in the proxy statement for the 2012 annual meeting. The shareholder vote is advisory and non-binding. The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
114,925,248	20,201,293	1,211,150	10,469,111

(5)           The shareholders ratified the appointment of Deloitte & Touche LLP as Hospira’s auditors.  The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
145,584,379	1,036,444	185,979	0

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit

3.1	Restated Certificate of Incorporation of Hospira, Inc., as amended effective May 9, 2012.

3.2	Amended and Restated Bylaws of Hospira, Inc., as amended effective May 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

/s/ Brian J. Smith
Dated: May 11, 2012	By:	Brian J. Smith
	Its:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Restated Certificate of Incorporation of Hospira, Inc., as amended effective May 9, 2012.

3.2	Amended and Restated Bylaws of Hospira, Inc., as amended effective May 9, 2012.